OPERATING AGREEMENT

                                       OF

                                  1996-RHS4 LLC

                               Operating Agreement

                                       of

                                  1996-RHS4 LLC

                                TABLE OF CONTENTS



                                    ARTICLE I
                                   DEFINITIONS
         1.1      Act.......................................................-1-
         1.2      Article...................................................-1-
         1.3      Certificate of Formation..................................-1-
         1.4      Assets....................................................-1-
         1.5      Assignee..................................................-1-
         1.6      Bankrupt Member...........................................-1-
         1.7      [Reserved]................................................-1-
         1.8      Capital Account...........................................-1-
         1.9      Capital Contribution......................................-1-
         1.10     Class A Member............................................-2-
         1.11     Class A Ownership Interest................................-2-
         1.12     Class A Preferred Return..................................-2-
         1.13     [Reserved]................................................-2-
         1.14     Class B Members...........................................-2-
         1.15     Class B Ownership Interest................................-2-
         1.16     Commitment................................................-2-


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         1.17     Company...................................................-2-
         1.18     Company Agreement.........................................-2-
         1.19     Company Property..........................................-2-
         1.20     Disposition (Dispose).....................................-2-
         1.21     Dissociation..............................................-2-
         1.22     Dissolution Event.........................................-3-
         1.23     Distribution..............................................-3-
         1.24     Economic Interest.........................................-3-
         1.25     Effective Date............................................-3-
         1.26     Exhibit A.................................................-3-
         1.27     Fiscal Year...............................................-3-
         1.28     [Reserved]................................................-3-
         1.29     Initial Capital Account...................................-3-
         1.30     Initial Capital Contribution..............................-3-
         1.31     Initial Transfer and Admission............................-3-
         1.32     Management Right..........................................-3-
         1.33     Manager...................................................-3-
         1.34     Managing Member...........................................-3-

                                                   (i)

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         1.35     Member....................................................-3-
         1.36     Net Cash Flow.............................................-3-
         1.37     Organization..............................................-4-
         1.38     Ownership Interest........................................-4-
         1.39     [Reserved]................................................-4-
         1.40     Principal Office..........................................-4-
         1.41     Proceeding................................................-4-
         1.42     Property..................................................-4-
         1.43     Realized Loss.............................................-4-
         1.44     Section...................................................-4-
         1.45     Sharing Ratio.............................................-4-
         1.46     Substitute Member.........................................-4-
         1.47     Tax Characterization and Additional Tax Terms.............-4-

                                                    ARTICLE II
                                                     FORMATION
         2.1      Formation.................................................-6-
         2.2      Agreement.................................................-6-
         2.3      Name......................................................-6-
         2.4      Term......................................................-6-


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         2.5      Registered Agent and Office...............................-6-
         2.6      Principal Office..........................................-7-


                                                    ARTICLE III
                                            PURPOSE; NATURE OF BUSINESS
         3.1      Limited Purpose...........................................-7-
         3.2      Negative Covenants........................................-7-
         3.3      No Petition...............................................-7-

                                                    ARTICLE IV
                                              ACCOUNTING AND RECORDS
         4.1      Records to be Maintained..................................-7-
         4.2      Reports to Members........................................-8-
         4.3      Tax Returns and Reports...................................-8-
         4.4      Separate Books and Records................................-8-


                                                     ARTICLE V
                                          NAMES AND ADDRESSES OF MEMBERS



                                                    ARTICLE VI
                                           RIGHTS AND DUTIES OF MEMBERS
         6.1      Management Rights.........................................-9-

                                                   (ii)

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         6.2      Liability of Members......................................-9-
         6.3      Indemnification...........................................-9-
         6.4      Representations and Warranties...........................-10-
         6.5      Conflicts of Interest....................................-10-



                                                    ARTICLE VII
                                                  MANAGING MEMBER
         7.1      Managing Member..........................................-10-
         7.2      Term of Office as Managing Member........................-11-
         7.3      Authority of Managing Member to Bind the Company.........-11-


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         7.4      Actions of the Managing Members..........................-12-
         7.5      Compensation of Managing Member..........................-12-
         7.6      Managing Member's Standard of Care.......................-12-
         7.7      Resignation; Removal Of Managing Member..................-12-
         7.8      Applicability to Manager.................................-12-

                                                   ARTICLE VIII
                                        CONTRIBUTIONS AND CAPITAL ACCOUNTS
         8.1   Initial Capital Contributions and Initial Capital Accounts.-12-
         8.2   Minimum Capital of Managing Member.........................-13-
         8.4   No Obligation to Restore Deficit Balance...................-14-
         8.5   Withdrawal of Capital; Distributions; Successors...........-14-
         8.6   Interest...................................................-14-
         8.7   No Personal Liability......................................-14-

                                                    ARTICLE IX
                                           ALLOCATIONS AND DISTRIBUTIONS

         9.1      Allocation of Profits and Losses.........................-14-
         9.2      Special Allocation of Losses.............................-15-
         9.3      Special Tax Allocations..................................-15-
         9.4      Other Allocation Rules...................................-16-
         9.5      Distributions............................................-16-
         9.6      Outstanding Reserve Amount...............................-17-
         9.7      Minimum Interest of Managing Member......................-18-
         9.8      No Distribution in Violation of Law......................-18-

                                                     ARTICLE X
                                                       TAXES
         10.1     Tax Matters Partner......................................-18-
         10.2     Mandatory Section 754 Election...........................-18-

                                                    ARTICLE XI
                                          TRANSFER OF OWNERSHIP INTEREST

                                                       (iii)

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 11.1     Compliance with Securities Laws...................................-18-
 11.2     Transfer of Economic Interest.....................................-19-
 11.3     Status of Transferee of Economic Interest.........................-20-
 11.4     Transfer of Management Rights; Admission of Substitute Member.....-20-


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 11.5     Dissolution or Bankruptcy of a Member.............................-20-
 11.6     Dispositions not in Compliance with this Article Void.............-21-
 11.7     Approval of Initial Transfer and Admission........................-21-
 11.8     Approval of Pledge of Class A Ownership Interest by Trust.........-21-

                                            ARTICLE XII
                                      APPOINTMENT OF MANAGER
 12.1     Appointment of Manager............................................-21-
 12.2     Specific Performance..............................................-21-

                                           ARTICLE XIII
                                     DISSOCIATION OF A MEMBER
 13.1     Dissociation......................................................-21-

                                            ARTICLE XIV
                                    DISSOLUTION AND WINDING UP
 14.1     Dissolution.......................................................-22-
 14.2     Effect of Dissolution.............................................-22-
 14.3     Distribution of Assets on Dissolution Resulting from an Event of
          Liquidation.......................................................-22-
 14.4     Distribution of Assets on Dissolution for Other Cause.............-23-
 14.5     Winding Up and Certificate of Cancellation........................-24-

                                            ARTICLE XV
                                           MISCELLANEOUS
 15.1     Notices...........................................................-24-
 15.2     Meetings..........................................................-24-
 15.3     Headings..........................................................-24-
 15.4     Entire Agreement..................................................-24-
 15.5     Binding Agreement.................................................-24-
 15.6     Saving Clause.....................................................-24-
 15.7     Counterparts......................................................-25-
 15.8     Governing Law.....................................................-25-
 15.9     No Partnership Intended for Nontax Purposes.......................-25-
 15.10              No Rights of Creditors and Third Parties under Company
          Agreement.........................................................-25-
 15.12             General Interpretive Principles..........................-25-



                                           (iv)

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



                               Operating Agreement

                                       of

                                  1996-RHS4 LLC

         This Operating Agreement of 1996-RHS4 LLC, a limited liability company formed pursuant to the Delaware Limited Liability Company Act, is entered into and shall be effective as of the Effective Date, by and among the Company and the Persons executing this Company Agreement as Members.


                                                     ARTICLE I
                                                    DEFINITIONS

         For purposes of this Company Agreement, except as otherwise expressly provided herein or unless the context clearly otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Indenture (as hereinafter defined), including Appendix A thereto. The following terms shall have the following meanings:

1.1 Act. The Delaware Limited Liability Company Act 6 Del.C. ss.18-101, et. seq., and all amendments to the Act and any successor statute thereto.

 1.2
Article. An Article of this Company Agreement.

1.3 Certificate of Formation. The
Certificate of Formation of the Company, as amended from time to time, and filed with the Secretary of State of Delaware.

 1.4 Assets. The Revolving Credit Loans,
including any Additional Balances, contributed to or purchased by the Company and any REO, and the proceeds therefrom, and all of the Depositor's rights under the Designated Seller's Agreement.

1.5 Assignee.  A transferee of an Economic
Interest who has not been admitted as a Substitute Member. Unless otherwise clear from the context of its use, the term "transferee" is synonymous with the term "Assignee."

1.6 Bankrupt Member. A Member who: (1) has become the subject of an Order for Relief under the United States Bankruptcy Code by voluntary or involuntary petition, or (2) has initiated, either in an original Proceeding or by way of answer in any state insolvency or receivership Proceeding, an action


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for liquidation arrangement, composition, readjustment,  dissolution, or similar relief.

1.7 [Reserved].

1.8 Capital Account. The account maintained for a Member
or  Assignee   determined   in  accordance   with  Article  VIII.

 1.9  Capital
Contribution. Any contribution of Property or services made by or on
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behalf of a Member or Assignee.

         1.10 Class A Member. The owner of the Class A Ownership Interest in its capacity as a member of the Company. The initial Class A Member is Residential Funding Mortgage Securities II, Inc., a Delaware Corporation which, immediately after the execution of this Company Agreement, shall transfer its entire Class A Ownership Interest to Home Equity Loan Trust 1996-RHS4, a Delaware business trust established pursuant the Trust Agreement dated as of December 1, 1996 between Residential Funding Mortgage Securities II, Inc., as Depositor, and Wilmington Trust Company, as Owner Trustee (the "Trust").

1.11 Class A Ownership Interest. The Class A Member's Economic Interest and Management Right.

1.12  Class  A  Preferred  Return.   For  purposes  of  any
distribution under Section 9.5(a)(i), a rate equal to LIBOR plus 0.50% per annum (or, on any Payment Date when the aggregate Principal Balance of the Revolving Credit Loans as of the last day during the related Collection Period is less than 10% of the aggregate Cut-off Date Balance, LIBOR plus 0.835% per annum), but not more than the Net Loan Rate Cap plus 0.125%.

1.13 [Reserved].

 1.14 Class
B Members. The owners of the Class B Ownership Interest, GMAC Mortgage Corporation, a Pennsylvania corporation, and Mortgage Assets Trading, Inc., a Delaware corporation, each in their capacities as Members of the Company

 1.15
Class B Ownership Interest. A Class B Member's Economic Interest and Management Right.


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 1.16 Commitment.  The Capital Contributions that a Member is obligated to make, including a Member's Initial Capital Contribution.

1.17 Company. 1996-RHS4
LLC, a limited liability company formed under the laws of Delaware, and any successor limited liability company.

 1.18 Company  Agreement.  This Operating
Agreement, which shall constitute the limited liability company agreement of the Company for purposes of the Act, including all amendments adopted in accordance with this Company Agreement and the Act.

1.19 Company  Property.  Any Property
owned  by  the  Company.

 1.20 Disposition (Dispose). Any sale, assignment, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

 1.21
Dissociation. Any action which causes a Person to cease to be Member as described in Article XIII hereof.

                                                        -2-

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1.22  Dissolution  Event.  An event,  the occurrence of which will result in the dissolution of the Company under Article XIV.

1.23  Distribution.  A transfer of
Property to a Member on account of an Ownership Interest as described in Article IX

 1.24 Economic Interest. The right of a Member to receive allocations of Profits and Losses, Distributions and returns of capital, as provided in Article IX, and distribution of assets upon a dissolution of the Company, as provided in Article XIV.

1.25 Effective Date. December 1, 1996.

 1.26 Exhibit A. Exhibit A to
this  Company  Agreement,  setting  forth the  name,  address,  Initial  Capital


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Contribution,  Initial  Capital  Account and Sharing Ratio of each Member.

 1.27
Fiscal Year. The calendar year.

 1.28  [Reserved].

 1.29 Initial Capital Account.
The initial capital account of each Member as described in Exhibit A.

 1.30
Initial Capital Contribution. The Capital Contribution agreed to be made by the Members as described in Article VIII and Exhibit A.

1.31 Initial  Transfer and
Admission. The transfer by Residential Funding Mortgage Securities II, Inc., upon the execution of this Company Agreement, of its entire Class A Ownership Interest to the Trust, and the admission of the Trust as a Substitute Member, as provided in Section 11.7.

 1.32 Management Right. The right of a Member to participate in the management of the Company, to vote on any matter, and to grant or withhold consent or approval of actions of the Company.

1.33 Manager.
The Indenture Trustee, or its nominee, in the event such party becomes the Manager as provided in Article XII.

 1.34 Managing Member. A Member selected to manage the affairs of the Company under Article VII hereof.

 1.35 Member. A party
(other than the Company) executing this Company Agreement, and a Substitute Member.

1.36 Net Cash Flow. Net Cash Flow shall mean with any respect to any Payment Date, all revenues of the Company during the period for that Payment Date, including the amount deposited in the Distribution Account on the Business Day prior to such Payment Date pursuant to Section 3.03(i) of the Servicing Agreement, decreased by (a) cash expenditures for
                                                        -3-
operating expenses for the period ending on such Payment Date, (b) Distributions to the Class A Member pursuant to paragraph (a)(i),(ii),(iii), (iv), (v) and
(vi) of Section 9.5 for such Payment Date, and (c) Distributions to the Class B Members pursuant to paragraph (b) of Section 9.5 for such Payment Date.

         1.37 Organization. A Person other than a natural person. Organization includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations, but the term does not include joint tenancies and tenancies by the entirety.

1.38 Ownership Interest. The Class A Ownership Interest or a Class B Ownership Interest.

 1.39 [Reserved].

 1.40 Principal Office.  The Principal Office of the
Company set forth in Section 2.6.

1.41 Proceeding. Any administrative, judicial, or other adversary proceeding, including, without limitation, litigation, arbitration, administrative adjudication, mediation, and appeal or review of any of the foregoing.

 1.42 Property. Any property, real or personal, tangible or intangible, including money, and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

1.43 Realized Loss. A loss incurred on a defaulted Revolving Credit Loan that has been finally liquidated.

1.44 Section. A section of this Company Agreement.

1.45 Sharing Ratio. A Member's share of Profits and Losses as set forth in Exhibit A.

1.46 Substitute Member. An Assignee who has been admitted to all of the rights of membership pursuant to Section 11.4 or Section 11.5 of this Company Agreement.

 1.47 Tax Characterization and Additional Tax Terms. It is intended that the Company be characterized and treated as a partnership for, and solely for, federal, state and local income and franchise tax purposes. Unless otherwise required by appropriate tax authorities, the Company will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Company as a partnership for such tax purposes, including, to the extent necessary or appropriate to insure such partnership characterization, an affirmative election to be treated as a partnership under any future procedure promulgated by the Internal Revenue
Service as contemplated by Notice 95-14 and Proposed Regulation section 301.7701-3. For the foregoing purposes, (i) the Company shall be subject to all of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code, (ii) all references to a "Partner," to "Partners" and to the "Partnership" in this Company Agreement (including
                                                        -4-
the provisions of Articles VIII and IX) and in the provisions of the Code and Regulations cited in this Company Agreement shall be deemed to refer to a Member, the Members and the Company, respectively. In addition, the following terms shall have the following meanings:

                  (a) Adjusted Capital Account Deficit shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                           (i) Credit to such  Capital  Account the minimum gain
                  chargeback that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

     (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of
the Regulations.

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  (b)      Code shall mean the Internal Revenue Code of 1986.

                  (c) Profits and Losses shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) and by treating Distributions to the Class A Member under paragraph (a)(i) of Section 9.5 as a deductible expense of the Company, with the following adjustments:

                           (i) Any  income of the  Company  that is exempt  from
                  federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Subsection (i) shall be added to such taxable income or loss;

                           (ii) Any  expenditures  of the Company  described  in
                  Section  705(a)(2)(B)  of  the  Code  or  treated  as  Section
                  705(a)(2)(B) of the Code expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this Subsection (i), shall be subtracted from such taxable income or loss;

                           (iii) Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Sections 9.3 or 9.4 shall not be taken into account in computing Profits or Losses.

         The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Sections 9.3 or 9.4 shall be determined by applying rules analogous to those set forth in clauses (i) through (iii) above.

                  (d) Regulations shall mean the federal income tax regulations promulgated by the United States Treasury Department under the Code as such Regulations may be amended from time to time. All references herein to a specific section of the Regulations shall be deemed also to refer to any corresponding provision of succeeding Regulations.


                                   ARTICLE II
                                    FORMATION

     2.1 Formation. The Members hereby form the Company as a Delaware limited liability company pursuant to the provisions of the Act.

         2.2 Agreement. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing this Company Agreement hereby agree to the terms and conditions of this Company Agreement, as it may from time to time be amended. It is the express intention of the Members that this Company Agreement shall be the sole source of agreement of the parties, and, except to the extent a provision of this Company Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Company Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Company Agreement is prohibited or ineffective under the Act, this Company Agreement shall be considered amended to the smallest degree possible in order to make this Company Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Company Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

         2.3 Name. The name of the Company is 1996-RHS4 LLC, and all business of the Company shall be conducted under that name or under any other name but, in any case, only to the extent permitted by applicable law.

         2.4 Term. The Company shall be dissolved and its affairs wound up in accordance with the Act and this Company Agreement on December 31, 2050, unless the term shall be extended by amendment to this Company Agreement or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Company Agreement.

         2.5 Registered Agent and Office. The registered agent for the service of process and the registered office shall be that Person and location reflected in the Certificate of Formation as filed in the office of the Secretary of State of Delaware. The Managing Member, may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State of Delaware. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Managing Member shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Managing Member shall fail to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

     2.6 Principal Office. The Principal Office of the Company shall be located at 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437.

                                                    ARTICLE III
                                            PURPOSE; NATURE OF BUSINESS

         3.1 Limited Purpose. The purpose of the Company is to own the Assets, collect the proceeds therefrom and distribute such proceeds in the manner provided in this Company Agreement, and to exercise any and all rights as assignee of the Purchase Agreement, including the right to purchase Additional Balances. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Article III. The Company shall not engage in any activity other than in connection with or incidental to the foregoing, or other than as contemplated in the Basic Documents, while any Note or Certificate is outstanding (or thereafter until all amounts owing to the Credit Enhancer in connection therewith have been paid in full) without the express prior written consent of the Indenture Trustee and the Credit Enhancer.

     3.2 Negative Covenants. So long as any Note or Certificate is outstanding (or thereafter until all amounts owing to the Credit Enhancer in connection therewith have been paid in full), the Company shall not:

(a) incur any debt or
any other liability to any person (other than its obligations to the Members as provided herein);

 (b) consolidate or merge with or into, or transfer any significant portion of its assets to, any Person; or

(c) sell, transfer, pledge,
hypothecate or otherwise convey any interest in any of the Assets to any Person, or permit any lien or security interest against any of the Assets to exist in favor of any Person, other than the Indenture Trustee or the Credit Enhancer; in each case without the express prior written consent of the Indenture Trustee, the Credit Enhancer and each Rating Agency.

         3.3 No Petition. Each Member hereby covenants and agrees that it will not at any time institute against the Company, or join in any institution against the Company of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations under any of the Basic Documents.


                                   ARTICLE IV
                             ACCOUNTING AND RECORDS

     4.1 Records to be Maintained. The Company shall maintain the following records at the Principal Office:
                                                        -7-

  (a) a current list of the full name and last known business address of each Member;

                  (b) a copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any such amendment has been executed;

 (c) a copy of the Company's federal, state and local income tax returns and reports;

 (d)      a copy of this Company Agreement including all amendments thereto; and

                  (e) the Company's books and records, including financial statements of the Company, which shall be open to inspections by the Members or their agents at reasonable times.

         4.2 Reports to Members. The Managing Member shall provide reports, including a balance sheet, statement of profit and loss and changes in Members' accounts, and a statement of cash flows, at least annually to the Members at such time and in such manner as the Managing Member may determine reasonable.

         4.3 Tax Returns and Reports. The parties acknowledge that, in accordance with the provisions of the Servicing Agreement, Residential Funding Corporation, as Administrator, is required (i) to prepare all income tax returns of the Company as to all jurisdictions where such returns are in the judgment of the Administrator required to be filed or as to which the Company may direct such returns to be prepared, (ii) to deliver such returns to the Tax Matters Partner at least one week prior to their due dates in order to enable the Tax

Matters Partner to sign and timely file such returns and (iii) to prepare and deliver to each Member, within ninety (90) days after the expiration of each Fiscal Year all information returns required by the Code and Company information necessary for the preparation of the Members' federal income tax returns. The Tax Matters Partner shall sign and timely file the tax returns supplied to it by the Administrator, subject to its right to review such returns for completeness and accuracy.

         4.4 Separate Books and Records. The Company shall maintain all of its books and records separate and apart from those of any Member or any other Person. The Company shall not permit any commingling of any of its Assets with the assets of any Member or any other Person, except as expressly set forth in the Servicing Agreement with respect to funds held in the Custodial Account.


                                    ARTICLE V
                         NAMES AND ADDRESSES OF MEMBERS

     5.1 Residential Funding Mortgage Securities II, Inc. is hereby admitted to the Company as a Class A Member. GMAC Mortgage Corporation and Mortgage Assets Trading, Inc. are hereby admitted to the Company as Class B Members. The names and addresses of the Members are as stated on Exhibit A.
                                                        -8-

                                                    ARTICLE VI
                                           RIGHTS AND DUTIES OF MEMBERS

         6.1 Management Rights. Except as provided in Article XII, the management of the Company shall be vested solely in the Managing Member. Notwithstanding the foregoing, the following actions shall require the consent of all of the Members (and shall be further subject to any applicable additional restrictions set forth herein):

(a)      any amendment to this Company Agreement;

(b) the assignment of an Economic Interest, except as otherwise provided under Section 11.2 or Section 11.8;

(c)      the admission of any Assignees as a Substitute Members;

(d) the sale of Company Property other than in the ordinary course of business except in connection with the dissolution of the Company upon an Event of Liquidation as provided in Section 14.3;

(e)      the merger or consolidation of the Company with any other Person;

(f)      the continuation of the Company after a Dissolution Event;

(g) the borrowing of funds or the pledging, mortgaging or otherwise encumbering any Company Property; or

                  (h) the commencement by the Company of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for any substantial part of the Assets.

Neither the Company, nor the Managing Member or the Manager (if applicable) on behalf of the Company, shall take any of the foregoing actions without first obtaining from each Member a duly executed instrument evidencing such required consent.

         6.2 Liability of Members. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

         6.3 Indemnification. The Company shall indemnify the Members and its agents for all costs, losses, liabilities, and damages paid or incurred in connection with the business of the Company, to the fullest extent provided or allowed by the laws of the State of Delaware.

         6.4 Representations and Warranties. Each Member, and in the case of a trust or other entity, the person(s) executing this Company Agreement on behalf of the entity, hereby represents and warrants to the Company and each other Member that: (a) if that Member is an entity, it has power to enter into this Company Agreement and to perform its obligations hereunder and that the person(s) executing this Company Agreement on behalf of the entity has the power to do so; and (b) the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest with the exception of the transfer by the Depositor to the Owner Trustee of the Class A Ownership Interest. The Members acknowledge that their interests in the Company have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred without appropriate registration or the availability of an exemption from such requirements, and that any sale, resale or transfer of such an interest is further restricted as provided in Article XI.

         6.5      Conflicts of Interest.

                  (a) A Member, including a Managing Member, shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that Members may enter into transactions that are similar to the transactions into which the Company may enter. Notwithstanding the foregoing, Members shall account to the Company and hold as trustee for it any Property, profit, or benefit derived by the Member, without the consent of all of the other Members, in the conduct and winding up of the Company business or from a use or appropriation by the Member of Company Property including information developed exclusively for the Company and opportunities expressly offered to the Company.

                  (b) A Member, including a Managing Member, does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. A Member may lend money to and transact other business with the Company on terms that are fair to the Company. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a person who is not a Member, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if the transaction is fair to the Company.

                  Notwithstanding the foregoing, each Member hereby consents to all actions and agreements of all other Members, and all Affiliates thereof, as contemplated under the Basic Documents.

                                                    ARTICLE VII
                                                  MANAGING MEMBER

     7.1 Managing Member. Except as otherwise provided in this Company Agreement, the management of the Company and all decisions concerning the business affairs of the Company shall be made by the Managing Member. The Managing Member shall be the Class
                                                       -10-

A Member.

         7.2 Term of Office as Managing Member. The Managing Member shall serve as such until the Dissociation of such Managing Member, any removal of such Managing Member pursuant to Section 7.7, or the appointment of the Manager as provided in Article XII.

         7.3 Authority of Managing Member to Bind the Company. Except as provided in Article XII, only the Managing Member and authorized agents of the Company shall have the authority to bind the Company. No Member other than a Managing Member shall take any action as a Member to bind the Company. A Member shall indemnify the Company for any costs or damages incurred by the Company as a result of any unauthorized action of such Member. Subject to Section 6.1, the Managing Member has the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company (as described in Article III), including, without limitation:

         (a) the entering into and carrying out the terms of the Servicing Agreement and the Custodial Agreement;

         (b) the exercise of any and all rights, remedies, powers and privileges lawfully available to the Company under or in connection with the Designated Seller's Agreement, the Custodial Agreement and the Servicing Agreement, and the taking of all lawful action to compel or secure the performance and observance by the Designated Seller, the Custodian, the Master Servicer and the Administrator, as applicable, of each of their obligations to the Company under or in connection with the Designated Seller's Agreement, the Custodial Agreement and the Servicing Agreement.

         (c) the receipt or other acquisition, ownership, holding, improvement, use and other dealing with the Assets;

       (d)  the sale, conveyance, exchange and other disposition of the Assets;

   (e) the conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company;

         (f) the appointment of employees and agents of the Company, the defining of their duties and the establishment of their compensation, and the dealing with tradespeople, accountants and attorneys, on such terms as the Managing Member shall determine;

     (g) the institution, prosecution and defense of any Proceeding in the Company's name; and

         (h) the making of such elections under the Code and other relevant tax laws as to the treatment of items of Company income, gain, loss, deduction and credit, and as to all other relevant matters as the Managing Member deems necessary or appropriate, including without limitation, elections referred to in
Section 754 of the Code, the determination of which items of cash outlay shall be capitalized or treated as current expenses, and the selection of the method of accounting and bookkeeping procedures to be used by the Company.

         7.4 Actions of the Managing Members. The Managing Member has the power to bind the Company as provided in this Article VII. No Person dealing with the Company shall have any obligation to inquire into the power or authority of the Managing Member acting on behalf of the Company.

         7.5 Compensation of Managing Member. The Managing Member shall be reimbursed all reasonable expenses incurred in managing the Company but shall not be entitled to any compensation for its services as Managing Member. The Managing Member shall not be required to devote full time to the management of the Company business, but only so much time as shall be necessary or appropriate for the proper management of such business.

         7.6 Managing Member's Standard of Care. The Managing Member's duty of care in the discharge of the Managing Member's duties to the Company and the other Members is limited to refraining from engaging in negligent or reckless conduct, intentional misconduct, fraud or a knowing violation of law. In discharging its duties, a Managing Member shall be fully protected in relying in good faith upon the records required to be maintained under Article IV and upon such information, opinions, reports or statements by any Person as to matters the Managing Member reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         7.7 Resignation; Removal Of Managing Member. The Managing Member shall not have a right to resign and, except as provided in Article XII, may not be removed for any reason other than a breach of the Managing Member's duty of care, as set forth in Section 7.6.

     7.8 Applicability to Manager. References in this Article to the Managing Member shall apply to the Manager, if appointed pursuant to Article XII.

                                  ARTICLE VIII
                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

         8.1 Initial Capital Contributions and Initial Capital Accounts. Each Member shall make the Initial Capital Contribution and shall have the Initial Capital Account described for that Member on Exhibit A at the time and on the terms specified in Exhibit A. The Initial Capital Account of the Class A Member reflects the transfer of the Revolving Credit Loans to the Company by the Class A Member as its Initial Capital Contribution, net of the value of the Class B Ownership Interests. The Initial Capital Account of the Class B Members in the aggregate reflects the right of GMAC Mortgage Corporation, as Designated Seller under the Designated Seller's Agreement, to receive the Class B Ownership Interests. No Member shall have the right to withdraw or be repaid any Capital Contribution or any portion of its Capital Account except as provided in this Company Agreement.

         8.2 Minimum Capital of Managing Member. The Managing Member shall make additional contributions from time to time to the extent necessary to maintain the Managing Member's Capital Account balance at least equal to the lesser of

(a) 1.01% of the total positive balances of the Capital Accounts of the other Members determined under this Article VIII, or (b) $500,000. Whenever a Member who is not a Managing Member makes a capital contribution to the Company, the Managing Member shall immediately contribute to the Company capital equal to 1.01% of such capital contribution or such lesser amount, if any, as shall be necessary to cause the Managing Member's capital account balance to equal the lesser of (a) 1.00% of the total positive capital account balance of all Members or (b) $500,000.

         8.3 Capital Account. A separate capital account shall be maintained for each Member throughout the term of the Company in accordance with the rules of
Section 1.704--1(b)(2)(iv) of the Regulations as in effect from time to time, and, to the extent not inconsistent therewith, to which the following provisions apply:

                  (a) To each Member's  Capital  Account there shall be credited
         (i) the amount of money contributed by such Member to the Company (including liabilities of the Company assumed by such Member as provided in Section 1.704-1(b)(2)(iv)(c) of the Regulations); (ii) the fair market value of any property contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); (iii) such Member's share of Profits and items of income and gain that are specially allocated to such Member, other than any guaranteed payments allocated to such Member under Section 9.5(a)(i) and other than any Profits allocated to such Member pursuant to Section 9.3(c) in accordance with Section 704(c) of the Code.

                  (b) To each  Member's  Capital  Account there shall be debited
         (i) the amount of money distributed to such Member by the Company, other than any guaranteed payments allocated to such Member under
         Section 9.5(a)(i), (including liabilities of such Member assumed by the Company as provided in Section 1.704-1(b)(2)(iv)(c) of the Regulations) other than amounts which are in repayment of debt obligations of the Company to such Member; (ii) the fair market value of property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to); and (iii) such Member's share of Losses or items of loss or deduction that are specially allocated to such Member other than any Losses allocated to such Member pursuant to Section 9.3(c) in accordance with Section 704(c) of the Code,

                  (c) The Capital Account of a transferee Member shall include the appropriate portion of the Capital Account of the Member from whom the transferee Member's interest was obtained.

                  (d) In determining the amount of any liability, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations.

         The foregoing provisions and the other provisions of this Company Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or any Member), are computed in order to comply with such Regulations, the Managing Member may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article XIV hereof upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with
Section 1.704-1(b)(2)(iv)(g) of the Regulations, and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Regulations.

     8.4 No Obligation to Restore Deficit Balance. No Member shall be required to restore any deficit balance in its Capital Account.

         8.5 Withdrawal of Capital; Distributions; Successors. A Member shall not be entitled to withdraw any part of its Capital Account, to receive any distribution from the Company, or to make any capital contribution to the Company except as specifically provided in this Company Agreement. Any Member, including any additional or substitute Member, who shall receive an interest in the Company or whose interest in the Company shall be increased by means of a transfer to it of all or part of the interest of another Member, shall have a Capital Account with respect to such interest initially equal to the Capital Account with respect to such interest of the Member from whom such interest is acquired except as otherwise required to account for any step up in basis resulting from a termination of the Company under Section 708 of the Code by reason of such interest transfer.

         8.6 Interest. Except as provided in this Company Agreement, no Member shall be entitled to interest on such Member's Capital Contribution or on any Profits retained by the Company.

     8.7 No Personal Liability. The Managing Member shall have no personal liability for the repayment of any Capital Contributions of any Member.


                                                    ARTICLE IX
                                           ALLOCATIONS AND DISTRIBUTIONS

         9.1 Allocation of Profits and Losses. Except as otherwise provided in this Article IX, Profits and Losses, and each item of Company income, gain, loss, deduction, credit and tax preference with respect thereto, for each Fiscal Year (or shorter period in respect of which such items are to be allocated) shall be allocated among the Members pro rata, in proportion to their respective Sharing Ratios.

         9.2 Special Allocation of Losses. Realized Losses in an amount equal to the amount distributable to the Class A Member under Section 9.5(a)(iii) shall be allocated to the Class B Members until their capital accounts are zero, and thereafter to the Class A Member. To the extent that Realized Losses are so allocated to the Class A Member in any Fiscal Year, if Profits would otherwise be allocable in any subsequent Fiscal Year to the Class B Members, such Profits shall instead be allocated to the Class A Member in an amount equal to the Realized Losses previously allocated to the Class A Member.

         9.3      Special Tax Allocations.

                  (a) Qualified Income Offset. The Managing Member shall specially allocate items of income and gain when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Section 704-1(b)(2)(ii)(d) of the Regulations.

                  (b) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.3(b) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
         Article IX have been made as if this Section 9.3(b) were not in this Company Agreement.

                  (c) Mandatory Allocations Under Code Section 704(c). Notwithstanding the foregoing provisions of this Section 9.3, in the event Code Section 704(c) or Code Section 704(c) principles applicable under Section 1.704-1(b)(2)(iv) of the Regulations require allocations of Profits or Losses in a manner different than that set forth above, the provisions of Section 704(c) of the Code and the Regulations thereunder shall control such allocations among the Members. Any item of Company income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company or which has been revalued for Capital Account purposes pursuant to Section 1.704-l(b)(2)(iv) of the Regulations and which is required or permitted to be allocated to such Member for income tax purposes under section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution shall be allocated solely for income tax purposes in the manner so required or permitted under Code section 704(c) using the "traditional method" described in
         Section 1.704-3(b) of the Regulations, provided, however, that curative allocations consisting of the special allocation of gain or loss upon the sale or other disposition of the contributed property shall be made in accordance with Section 1.704-3(c) of the Regulations to the extent necessary to eliminate any disparity, to the extent possible, between the Members' book and tax Capital Accounts attributable to such property; further provided, however, that the Managing Member may elect to use any other method allowable under applicable Regulations.

     (d) Curative Allocations.  The allocations set forth in Sections 9.3(a) and
(b)  (the  "Regulatory   Allocations")  are  intended  to  comply  with  certain
requirements of the
                                                       -15-

         Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 9.3(d). Therefore, notwithstanding any other provision of this Article IX (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Company Agreement and all Company items were allocated pursuant to Section 9.1.

         9.4      Other Allocation Rules.

                  (a) For purposes of determining the Profits, Losses, or any other item allocable to any period (including allocations to take into account any changes in any Member's Sharing Ratio during a Fiscal Year and any transfer of any interest in the Company), Profits, Losses, and any such other item shall be determined on a daily, monthly, or other basis, as determined by the Managing Member using any permissible method under Section 706 of the Code and the Regulations thereunder.

                  (b) The Members are aware of the income tax consequences of the allocations made by this Article IX and hereby agree to be bound by the provisions of this Article IX in reporting their shares of Company income and loss for income tax purposes.

                  (c) Except as otherwise provided in this Article IX, an allocation of Company Profits or Losses to a Member shall be treated as an allocation to such Member of the same share of each item of income, gain, loss and deduction taken into account in computing such Profits or Losses.

         9.5      Distributions.

                  (a) Preferred Distribution to Class A Member. On the Business Day prior to each Payment Date, the following amounts shall be distributed by the Master Servicer in accordance with Section 5.01 of the Servicing Agreement to the Class A Member, to the extent of available funds in the Distribution Account established by the Master Servicer pursuant to such section of the Servicing Agreement:

                           (i) a  preferred  return in an amount  equal to yield
                  due for such Payment Date at the Class A Preferred Return for such Payment Date on the Class A Principal Balance immediately prior to such Payment Date, calculated on the basis of the actual number of days in the related Interest Period and a year assumed to consist of 360 days, together with any overdue accrued interest as so calculated remaining unpaid from any prior Payment Date with interest thereon at the rate specified in the Insurance Agreement for amounts owing to the Credit Enhancer for draws relating to accrued interest on the Class A Principal Balance; plus

     (ii) an amount equal to the Principal Collection Distribution Amount,
                                                       -16-
                  applied to reduce the Class A Principal Balance; plus

     (iii) an amount equal to the Liquidation Loss Distribution Amount; plus

                           (iv) the Special Capital Distribution Amount; plus

     (v) an amount equal to any Interest Shortfalls not previously paid; plus

                           (vi) an  amount  equal to 10% of the  excess  on such
                  Payment Date, if any, of the Outstanding Reserve Amount (as reduced in connection with any Liquidation Loss Amount on such Payment Date) over the Reserve Amount Target.

                  (b) Preferred Distribution to Class B Members. On each Payment Date, there shall be distributed by the Master Servicer to the Class B Members, to the extent of available funds in the Distribution Account and after the Distributions described in paragraphs (a)(i) through
         (a)(vi) of this Section 9.5 have been made, an amount equal to 90% of the excess on such Payment Date, if any, of the Outstanding Reserve Amount (as reduced in connection with any Liquidation Loss Amount on such Payment Date) over the Reserve Amount Target.

                  (c) Tax Treatment of  Distributions.  For income tax purposes,
         (i) the payments described in Section 9.5(a)(i) and (v) shall be treated as guaranteed payments pursuant to Section 707(c) of the Code and shall not reduce the balance of Class A Member's Capital Account, and (ii) the payments described in Section 9.5(a)(ii), (iii), (iv) and

         (vi) shall be treated as returns of capital to, and shall reduce the balance of the Capital Account of, the Class A Member.

                  (d) Net Cash Flow Distributions. On each Payment Date, Net Cash Flow for such Payment Date shall be distributed to the Members by the Master Servicer in proportion to the respective shares of Profits allocated to each under Section 9.1. Amounts so distributed to the Class A Members shall be distributed by the Administrator in accordance with Section 5.01 of the Servicing Agreement.

                  (e) Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution, or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this
         Section 9.5 for all purposes under this Company Agreement. The Managing Member is authorized to instruct the Master Servicer to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

     9.6 Outstanding Reserve Amount. On each Payment Date, the Outstanding Reserve Amount (as in effect immediately prior to such Payment Date) shall be deemed to be reduced (but not below zero) by an amount equal to any Liquidation Loss Amounts (other than any
                                                       -17-

Excess Loss Amounts) for such Payment Date, except to the extent that such Liquidation Loss Amounts were covered by a distribution made pursuant to clause
(A) of the  definition  of  Liquidation  Loss  Distribution  Amount  pursuant to
Section 9.5 (a)(iii)(A) on such Payment Date.

         9.7 Minimum Interest of Managing Member. Notwithstanding anything in this Article IX to the contrary other than the Regulatory Allocations, the Managing Member shall at all times during the existence of the Company have a minimum 1% allocation of each material item of income, gain, loss, deduction and credit of the Company.

         9.8 No Distribution in Violation of Law. Notwithstanding any provision of the contrary contained in this Company Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate ss.18-607 of the Act or any other applicable law.


                                                     ARTICLE X
                                                       TAXES

         10.1 Tax Matters Partner. The Managing Member shall be the Tax Matters Partner of the Company pursuant to Section 6231(a)(7) of the Code. The Managing Member shall not resign as the Tax Matters Member unless, on the effective date of such resignation, the Company has designated another Member as Tax Matters Member and such Member has given its consent in writing to its appointment as Tax Matters Member. The Tax Matters Member shall receive no additional compensation from the Company for its services in that capacity, but all expenses incurred by the Tax Matters Member in such capacity shall be borne by the Company. The Tax Matters Member is authorized to employ such accountants, attorneys and agents as it, in its sole discretion, determines is necessary to or useful in the performance of its duties. In addition, the Managing Member shall serve in a similar capacity with respect to any similar tax related or other election provided by state or local laws.

         10.2 Mandatory Section 754 Election. Upon a transfer by a Member of an interest in the Company, which transfer is permitted by the terms of this Company Agreement, or upon the death of a Member or the distribution of any Company Property to one or more Members, the Managing Member, upon the request of one or more of the transferees or distributees, shall cause the Company to file an election on behalf of the Company, pursuant to Section 754 of the Code, to cause the basis of the Company's property to be adjusted for federal income tax purposes in the manner prescribed in Section 734 or Section 743 of the Code, as the case may be. The cost of preparing such election, and any additional accounting expenses of the Company occasioned by such election, shall be borne by such transferees or distributees.


                                   ARTICLE XI
                         TRANSFER OF OWNERSHIP INTEREST

     11.1 Compliance with Securities Laws. No Ownership Interest has been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws. A Member may not transfer (a transfer, for purposes of this Company Agreement, shall be deemed
                                                       -18-
to include, but not be limited to, any sale, transfer, assignment, pledge, creation of a security interest or other disposition) all or any part of such Member's interest, except upon compliance with the applicable federal and state securities laws. The Managing Member shall have no obligation to register any Member's interest under the Securities Act of 1933, as amended, or under any applicable state securities laws, or to make any exemption therefrom available to any Member.

         11.2 Transfer of Economic Interest. Except for (i) the transfer from the Depositor to the Owner Trustee of the Class A Ownership Interest, (ii) the transfer under the Indenture of the Class A Ownership Interest to the Indenture Trustee, (iii) a transfer pursuant to the Indenture by the Indenture Trustee or any subsequent transferee of the Class A Ownership Interest following an Event of Default and (iv) the transfer of any Class B Membership Interest owned by Mortgage Asset Trading, Inc. to the Designated Seller or an Affiliate of the Designated Seller, the Economic Interest of any Member may not be transferred in whole or in part unless the following terms and conditions have been satisfied:

     (a) All of the other Members shall have consented in writing to the transfer, which consent may be given or withheld in the sole discretion of any such Member;

                  (b) Except with respect to the Initial Transfer and Admission, the transferor shall have: (i) assumed all costs incurred by the Company in connection with the transfer; (ii) furnished the Company with a written opinion of counsel, satisfactory in form and substance to counsel for the Company, that such transfer complies with applicable federal and state securities laws and this Company Agreement and that such transfer, for federal income tax purposes, will not cause the termination of the Company under section 708(b) of the Code, cause the Company to be treated as an association taxable as a corporation for income tax purposes or otherwise adversely affect the Company or the Members; and (iii) complied with such other conditions as the Manager may reasonably require from time to time;

                  (c) The transferee shall have assumed the obligations, if any, of the transferor to the Company, including the obligation to fulfill the pro rata portion of the transferor's then existing or subsequently arising Commitment allocable to the transferred Ownership Interest or portion thereof; and

     (d) With respect to a transfer by Mortgage Assets Trading, Inc. of its Class B Ownership Interest, each of the Rating Agencies shall have consented in writing to the transfer.

         Except with respect to (i) the Initial Transfer and Admission, and (ii) the transfer under the Indenture of the Class A Ownership Interest to the Indenture Trustee, each of which shall be effective as of the date of this Company Agreement, and (iii) a transfer pursuant to the Indenture by the Indenture Trustee or any subsequent transferee of the Class A Ownership Interest following an Event of Default, which shall be effective immediately upon such transfer, transfers of Economic Interests will be recognized by the Company as effective only upon the close of business on the last day of the calendar month following satisfaction of the above conditions. Any transfer in contravention of this Article XI and any transfer which if made would cause a termination of the Company for federal income tax purposes under section 708(b) of the Code shall be void ab initio and ineffectual and shall not bind the Company or the other Members.

         11.3 Status of Transferee of Economic Interest. A transferee of an Economic Interest who is not admitted as a Substitute Member shall be entitled only to receive that share of Profits, Losses and Distributions, return of Capital Contribution and other distributions of capital and distributions upon a dissolution of the Company, to which the transferor would otherwise be entitled with respect to the interest transferred, and shall not have any Management Rights of a Member of the Company under the Act or this Company Agreement including, without limitation, the right to obtain any information on account of the Company's transactions, to inspect the Company's books or to vote with the Members on, or to grant or withhold consents or approvals to, any matter. The Company shall, however, if a transferee and transferor jointly advise the Company in writing of a transfer of the Economic Interest, furnish the transferee with pertinent tax information at the end of each Fiscal Year.

         11.4 Transfer of Management Rights; Admission of Substitute Member. A Member may transfer Management Rights and give the transferee the right to become a Substitute Member only after the following terms and conditions have been satisfied:

(a) The transferee shall also be the transferee of all or part of the transferor's Economic Interest, or shall be the owner of an Economic Interest;

(b)  All  of  the  other  Members  shall  have   consented  in  writing  to  the
substitution,  which consent may be arbitrarily withheld by any such Member; and

(c) The transferor and the transferee shall have complied with such other requirements as the non-transferring Members may reasonably impose, including the conditions that the transferee: (i) adopt and approve in writing all the terms and provisions of this Company Agreement then in effect; and (ii) pay such fees as may be reasonable to pay the costs of the Company in effecting such substitution.

         11.5 Dissolution or Bankruptcy of a Member. Upon the dissolution of a Member or a Member becoming a Bankrupt Member, such Member's successors shall have all the rights of a Member (except as provided by the last sentence of this Section 11.5) for the purpose of settling or managing such Member's estate, including such power as such Member possessed to substitute a successor as a transferee of such Member's interest in the Company and to join with such transferee in making the application to substitute such transferee as a Member. However, such successors will not have the right to become a Substitute Member in the place of their predecessor in interest unless all of the other Members shall so consent as provided in Section 11.4(b) hereof.

         11.6 Dispositions not in Compliance with this Article Void. Any attempted Disposition of an Ownership Interest, or any part thereof, not in compliance with this Article shall be void ab initio and ineffectual and shall not bind the Company.

         11.7 Approval of Initial Transfer and Admission. Notwithstanding anything in this Agreement or the Act to the contrary, the Members hereby consent to the Initial Transfer and Admission and acknowledge that by reason thereof the Trust shall be the sole Class A Member.

     11.8 Approval of Pledge of Class A Ownership Interest by Trust. The Members hereby consent to the pledge by the Trust of the Class A Ownership Interest to the Indenture Trustee pursuant to the Indenture.

                                                    ARTICLE XII
                                              APPOINTMENT OF MANAGER

         12.1 Appointment of Manager. If an Event of Default shall have occurred and be continuing, then immediately upon notice by the Indenture Trustee to the
Members: (a) the Class A Member shall cease to be the Managing Member, (b) the Indenture Trustee, or its nominee, shall be the Manager, (c) the management of the Company shall be vested solely in the Manager, and (d) the Manager shall be vested with all of the right, power and authority with respect to the management of the Company theretofore vested in the Managing Member as provided in, and subject to the limitations of, this Company Agreement. However, the Manager shall not become a Substitute Member unless all of the Members shall have consented in writing to such substitution, which consent may be arbitrarily withheld by any Member.

         12.2 Specific Performance. Upon the occurrence of an Event of Default, the Indenture Trustee, in addition to all other remedies available to it, shall be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance of the terms of Section 12.1.


                                                   ARTICLE XIII
                                             DISSOCIATION OF A MEMBER

13.1 Dissociation. A Person shall cease to be a Member upon the happening of any of the following events:

(a) A Member becoming a Bankrupt  Member;

(b) in the
case of a Member that is a trust or who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

(c)  in  the  case  of a  Member  that  is a
corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

(d) in the case of a Member that is an individual,  the death of such Member; or

(e) the occurrence of any other event under the Act that terminates the continued membership of a member in the Company.

                                   ARTICLE XIV
                           DISSOLUTION AND WINDING UP

         14.1 Dissolution. The Company shall be dissolved without further action by the Members and its affairs wound up, upon the first to occur of any of the following events (each of which shall constitute a Dissolution Event):

                  (a) the expiration of the term of this Company Agreement as set forth in Section 2.4 of this Company Agreement, unless the Company is continued with the consent of all of the Members;

                  (b)      the occurrence of an Event of Liquidation;

                  (c) the Dissociation of any Managing Member, unless at the time of such Dissociation there are at least two remaining Members and the Company is continued with the consent of all of the remaining Members within 90 days after such Dissociation;

                  (d)      the unanimous written consent of all of the Members;

                  (e)      at any time when there is but one Member, and

 (f)   the entry of a decree of judicial dissolution under ss.18-802 of the Act.

         Other than in connection with a dissolution pursuant to Section 14.1(c), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event under the Act that terminates the continued membership of a Member in the Company shall not dissolve the Company, and the Company shall thereafter be continued without dissolution.

         14.2 Effect of Dissolution. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed and a certificate of cancellation has been filed with the Secretary of State of Delaware.

         14.3 Distribution of Assets on Dissolution Resulting from an Event of Liquidation. Upon the dissolution of the Company caused by the occurrence of an Event of Liquidation, as provided in paragraph (b) of Section 14.1, the Manager shall take full account of the assets and liabilities of the Company, shall liquidate the assets, in a commercially reasonable manner and on commercially reasonable terms, as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

     (a) first to the payment of the debts and liabilities of the Company to creditors in satisfaction of such debts and liabilities, and to the payment of necessary expenses of liquidation;

                  (b) second, to the Indenture Trustee, as pledgee of the Class A Ownership Interest, the aggregate of (1) an amount equal to all accrued and unpaid preferred return on the Class A Principal Balance, calculated as provided in Section 9.5(a)(i) hereof through the Payment Date immediately following the date on which such proceeds are distributed, (2) 100% of the Class A Principal Balance outstanding immediately prior to such Payment Date, and (3) any additional amount necessary to provide for the reimbursement in full to the Credit
         Enhancer for all prior draws made under the Credit Enhancement Instrument (with interest thereon) and any other amounts owing under the Insurance Agreement; and

     (c) then, to the Class B Members, on a pro rata basis, the remaining amounts, if any, of such proceeds to be distributed.


         14.4 Distribution of Assets on Dissolution for Other Cause. Except as provided in Section 14.3, upon the dissolution of the Company, the Managing Member (or, if there is no Managing Member then remaining, such other Person(s) designated by the Members representing at least a majority of the Members' Sharing Ratios) (the Managing Member or such other Person being hereinafter referred to as the "Liquidating Trustee") shall take full account of the assets and liabilities of the Company, shall liquidate the assets (unless the Managing Member determines that a distribution of any Company Property in-kind would be more advantageous to the Members than the sale thereof) as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                  (a) first, to the payment of the debts and liabilities of the Company to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of such debts and liabilities, and to the payment of necessary expenses of liquidation;

                  (b) second, to the setting up of any reserves which the Managing Member may deem necessary or appropriate for any anticipated obligations or contingencies of the Company arising out of or in connection with the operation or business of the Company. Such reserves may be paid over by the Liquidating Trustee to an escrow agent or trustee selected by the Liquidating Trustee to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the Liquidating Trustee shall deem advisable, shall be distributed by such escrow agent or trustee in the manner hereinafter provided;

                  (c) then, to the Members in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's taxable year in which the liquidation occurs. Liquidation proceeds shall be paid within 60 days of the end of the Company's taxable year in which the liquidation occurs. Such distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Liquidating Trustee.

         If at the time of liquidation the Liquidating Trustee shall determine that an immediate sale of some or all Company Property would cause undue loss to the Members, the Liquidating Trustee may, in order to avoid such loss, defer liquidation.

         14.5 Winding Up and Certificate of Cancellation. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonable provision therefor has been made, and all of the remaining Property of the Company has been distributed to the Members. Upon the completion of the winding up of the Company, a certificate of cancellation shall be delivered to the Secretary of State of Delaware for filing. The certificate of cancellation shall set forth the information required by the Act.


                                                    ARTICLE XV
                                                   MISCELLANEOUS

         15.1 Notices. Notices to the Managing Member shall be sent to the principal office of the Company. Notices to the other Members shall be sent to their addresses set forth on Exhibit A. Any Member may require notices to be sent to a different address by giving notice to the other Members in accordance with this Section 15.1. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given with receipt confirmed if and when delivered personally, given by prepaid telegram or mailed first class, postage prepaid, delivered by courier, or sent by facsimile, to such Members at such address.

         15.2 Meetings. A meeting of the Members may be called by the Managing Member at any time, and shall be called at the written request of any other Member. Written notice stating the place and time of the meeting, and the purpose thereof shall be given by the Managing Member to each Member at least ten (10) days before the meeting.

         15.3 Headings. All Article and section headings in this Company Agreement are for convenience of reference only and are not intended to qualify the meaning of any Article or section.

     15.4 Entire Agreement. This Company Agreement constitutes the entire agreement between the parties and supersedes any prior agreement or understanding between them respecting the subject matter of this Company Agreement.

         15.5 Binding Agreement. This Company Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, assigns, legal representatives, executors and administrators, except as otherwise provided herein.

         15.6 Saving Clause. If any provision of this Company Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. If the operation of any provision of this Company Agreement would contravene the provisions of the Act, such provision shall be void and ineffectual.

         15.7 Counterparts. The Company Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all the parties hereto, even though all parties are not signatory to the original or the same counterpart. Any counterpart of either this Company Agreement or the Certificate of Formation shall for all purposes be deemed a fully executed instrument.

     15.8 Governing Law. This Company Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of law.


         15.9 No Partnership Intended for Nontax Purposes . The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the Delaware Uniform Partnership Act nor the Delaware Uniform Limited Partnership Act. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Members who incur personal liability by reason of such wrongful representation.

     15.10 No Rights of Creditors and Third Parties under Company Agreement. This Company Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, the Indenture Trustee, to the extent expressly provided herein, and their successors and assignees. This Company Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person, other than the Indenture Trustee as expressly provided herein. Except and only to the extent provided by applicable statute, no such creditor or any third party, other than the Indenture Trustee as expressly provided herein, shall have any rights under this Company Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

         15.11 Amendment. This Company Agreement shall not be amended or modified in any respect, unless pursuant to an instrument duly executed by or consented to in writing by each Member and, so long as any Note or Certificate is outstanding (or thereafter until all amounts owing to the Credit Enhancer in connection therewith have been paid in full), by the Indenture Trustee, the Credit Enhancer and each Rating Agency. In addition, no such amendment shall be made unless the Company shall have obtained an Opinion of Counsel to the effect that such amendment will not adversely affect the status of the Company as a partnership for federal income tax purposes.

     15.12  General  Interpretive  Principles.  For  purposes  of  this  Company
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Company Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (b) accounting terms not otherwise defined herein have the meanings given to them
                                                       -25-
in the United States in accordance with generally accepted accounting principles;

         (c)   references   herein  to  "Sections",   "paragraphs",   and  other
subdivisions without reference to a document are to designated Sections, paragraphs and other subdivisions of this Company Agreement;

         (d) a reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Company Agreement as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean without limitation by reason of enumeration.




         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 20th day of December, 1996.

CLASS A MEMBER:

Residential Funding Mortgage Securities II, Inc.



By:
         Name:                      Diane Wold
         Title:            Vice President

CLASS B MEMBERS:

GMAC Mortgage Corporation



By:
         Name:
         Title:

and

Mortgage Assets Trading, Inc.



By:
         Name:
         Title:

                                     ASSIGNMENT OF CLASS A OWNERSHIP INTEREST

         For valuable consideration in hand received, Residential Funding Mortgage Securities II, Inc. hereby assigns it entire Class A Ownership Interest in 1996-RHS4 LLC to Home Equity Loan Trust 1996-RHS4 and shall cease to be a member of the Company.

Residential Funding Mortgage Securities II, Inc.



By:
         Name:                      Diane Wold
         Title:            Vice President






           ACCEPTANCE OF ASSIGNMENT AND APPROVAL OF COMPANY AGREEMENT

         Home Equity Loan Trust 1996-RS4, hereby accepts the assignment of the Class A Ownership Interest of Residential Funding Mortgage Securities II, Inc. in Home Equity Loan Trust 1996-RHS4, and as such assignee and Substitute Class A Member, hereby adopts and approves, and agrees to be bound by, all the terms and provisions of this Company Agreement and agrees to be the Managing Member of the Company.

Home Equity Loan Trust 1996-RHS4

By: Wilmington Trust Company, not in
         its individual capacity, but
         solely as Owner Trustee



By:
         Name: Emmett R. Harmon
         Title:            Vice President

                               Operating Agreement
                                       OF
                                  1996-RHS4 LLC

                                    EXHIBIT A

=====================================================================
==========
Member Name and Address               Class     Initial Capital Contribution

-------------------------------------------------------------------------------
Residential Funding Mortgage         Class A    The Revolving Credit Loans,
Securities II, Inc.("Depositor")                together with Depositor's
                                                Interest  under  the  Designated
                                                Seller's   Agreement,    to   be
                                                transferred to the Company as of
                                                the Effective Date.
-------------------------------------------------------------------------------
GMAC Mortgage Corporation            Class B                      n/a



-------------------------------------------------------------------------------
Mortgage Assets Trading, Inc.        Class B                      n/a


-------------------------------------------------------------------------------
                   TOTAL:              n/a                        n/a
=====================================================================
==========


======================================================
               Initial Capital       ...Sharing
                   Account            Ratio
------------------------------------------------------
           $                            10.0%









------------------------------------------------------


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           $                              89.1%



------------------------------------------------------
           $                              0.9%


------------------------------------------------------
           $                              100%
======================================================

[NY01:243244.3]  16069-00382  12/19/96 10:56pm
                                                       -29-



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